Exhibit 10.6

FIRST AMENDMENT TO PLAIN ENGLISH SECURITY AGREEMENT

This First Amendment to Plain English Security Agreement (this “Agreement”) is made and entered into as of October 20, 2011, by and among AGRI-ENERGY, LLC, a Minnesota limited liability company (“Guarantor” or “You”) and TRIPLEPOINT CAPITAL LLC (“Secured Party” or “Us”; together with Guarantor, the “Parties”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Security Agreement (as defined below).

RECITALS

A. Guarantor and Secured Party entered into that certain Plain English Security Agreement dated as of September 22, 2010 (including all annexes, exhibits and schedules thereto, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which Guarantor granted a security interest in the Collateral to secure the payment and performance in full of all the Secured Obligations.

B. Guarantor and Secured Party have agreed to make certain amendments to the Security Agreement.

NOW, THEREFORE, in consideration of the premises and of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Amendments to Security Agreement.

(a) Section 1 of the Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“The term “Amendment Closing Date” means October 20, 2011.”

(b) The definition of “Permitted Disposition” contained in Section 1.7 of the Security Agreement is hereby amended and restated in its entirety as follows:

“1.7 The term “Permitted Disposition” means (a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or no longer useful in the ordinary course of business and leases or subleases of real property no longer used or no longer useful in the conduct of the business of You and Your Subsidiaries; (b) sales of Inventory to buyers in the ordinary course of business and/or the entering into of marketing, distribution, supply, off take, development, or like agreements relating to the sale of Inventory in the ordinary course of business and containing standard or customary terms for such agreements (which terms may include, without limitation, rights of first offer and/or exclusivity arrangements); (c) the use or transfer of Cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (d) (i) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights or (ii) non-perpetual exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the licensed property under applicable law, all given in the ordinary course of Your business; (e) the granting of Permitted Liens; (f) the sale, assignment, transfer, disposition, or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (g) any involuntary loss, damage or destruction of property; (h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (i) the leasing or subleasing of assets of You or Your Subsidiaries in the ordinary course of business; (j) the sale or issuance of Stock of a Parent; (k)(i) the lapse of registered patents, trademarks, copyrights and other intellectual property of You and Your Subsidiaries to the extent not economically desirable in the conduct of or material to their business, or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business that are not material to Your business; (l) the making of a Permitted Investment; (m) the making of a Permitted Intercompany Advance; (n) dispositions of assets in exchange or trade in for similarly valued assets so long as the assets so received by You or Your Subsidiaries have a fair market value that is reasonably equivalent to the fair market value of the assets so disposed by You or Your Subsidiaries; provided that if such assets are material to Your business, they are exchanged or traded for similar assets that are used for a similar purposes, and provided further, however, that nothing in this clause (n) shall prevent You or Your Subsidiaries from receiving or paying cash consideration in connection with the disposition of assets in exchange for similarly valued assets contemplated by this clause (n); (o) dispositions of assets in exchange for, or replaced by, an upgrade or a new model of such asset; provided, however, that nothing in this clause (o) shall require the same brand, type or kind of asset to be purchased as the asset being exchanged or replaced in order for this clause (o) to be applicable so long the new asset is used for a similar purpose; (p) the disposition of assets in connection with the Retrofit in accordance with the Retrofit Plan; (q) dispositions of assets in connection with maintenance and updating of the facility for fair market value, (r) leases and subleases of farmland, and (s) sales or dispositions of assets not otherwise permitted by the foregoing clauses so long as the aggregate fair market value of all such assets disposed of in any fiscal year (including the proposed disposition) would not exceed $500,000.”

(c) The definition of “Permitted Indebtedness” contained in Section 1.8 of the Security Agreement is hereby amended and restated in its entirety as follows:

“1.8 The term “Permitted Indebtedness”, as used herein, means (a) Indebtedness of any of You in favor of Us; (b) Indebtedness existing at the Execution Date or the Amendment Closing Date and disclosed on Schedule II; (c) Indebtedness incurred for the acquisition of services, supplies or inventory on normal trade credit in the ordinary course of business; (d) Permitted Intercompany Advances; (e) Subordinated Indebtedness; (f) Permitted Purchase Money Indebtedness; (g) Indebtedness consisting of (i) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions and (ii) unsecured guarantees with respect to Indebtedness of You or Your Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness; (h) endorsement of instruments or other payment items for deposit in the ordinary course of business; (i) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds; (j) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to You or Your Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year, (k) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business; (l) unsecured Indebtedness of You or Your Affiliates owing to employees, former employees, officers, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the redemption by You or Your Affiliates of the Stock of You or Your Affiliates that has been issued to such Persons, so long as (i) no Event of Default has occurred and is continuing or would immediately result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $100,000 and (iii) such Indebtedness is subordinated in right of payment to the Indebtedness and other obligations under the Loan Documents on terms and conditions reasonably acceptable to Us; (m) Indebtedness composing Permitted Investments; (n) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), in each case, incurred in the ordinary course of business provided the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $200,000; (o) accrual of interest on Indebtedness otherwise permitted under Section 12, accretion or amortization of original issue discount with respect to Indebtedness otherwise permitted under Section 12 or Indebtedness incurred as a result of payment of interest in kind on Indebtedness otherwise permitted under Section 12, to the extent that such interest or original issue discount accrues pursuant to the documents evidencing such Indebtedness as in effect at the time when such Indebtedness is initially incurred; (p) any other unsecured Indebtedness incurred by You or any of Your Subsidiaries in an aggregate outstanding amount not to exceed $100,000 at any one time; (q) to the extent either (i) existing on the date that the Agri-Energy Acquisitions are consummated (after giving effect to the Agri-Energy Acquisitions) or (ii) entered into in the ordinary course of business, deferred payment contracts for the purchase of corn; (r) Indebtedness under the Working Capital Loan Facility so long as the aggregate outstanding principal amount thereof does not at any time exceed Two Million Eight Hundred Thousand Dollars ($2,800,000);

(s) the incurrence by You or Your Subsidiaries of Indebtedness under hedge agreements that are entered into for the bona fide purpose of hedging the interest rate or commodity risk associated with You and Your Subsidiaries’ operations in the ordinary course of business and not for speculative purposes; (t) Indebtedness in respect of or Cash Management Services in each case, incurred in the ordinary course of business, (u) Indebtedness in the form of letters of credit issued to Your utility providers in the ordinary course of business as deposits to secure performance of Your obligations to such utility providers; (v) Indebtedness under the “Loan Documents” (as such term is defined in the Agri-Energy Loan Agreement); (w) Indebtedness secured by the Lien permitted pursuant to clause (v) of the definition of Permitted Lien; and (x) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (a) though (w) above, provided that the principal amount thereof is not increased.”

(d) The definition of “Permitted Liens” contained in Section 1.11 of the Security Agreement is hereby amended and restated in its entirety as follows:

“1.11 The term “Permitted Liens”, as used herein, means any and all of the following: (a) Liens in Our favor; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that such Liens do not have priority over any of Our Liens and You maintain adequate reserves in accordance with GAAP; (c) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords, laborers, suppliers and other like Persons arising in the ordinary course of Your business and imposed without action of such Persons, provided that the payment thereof is not yet required or is being contested in good faith by appropriate proceedings; (d) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (e) the following deposits, to the extent made in the ordinary course of You or Your Subsidiaries’ business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (f) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (g) intentionally deleted; (h) Liens in favor the Working Capital Lender arising under the Working Capital Loan Facility on Accounts, Inventory and identifiable cash proceeds thereof residing in a lockbox deposit account associated therewith; (i) Liens existing at the Execution Date or the Amendment Closing Date and disclosed on Schedule IV; (j) the interests of lessors and sub-lessors under operating leases and non-exclusive licensors and sub-licensors under license agreements; (k) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased, acquired or leased and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any refinancing Indebtedness in respect thereof; (l) with respect to any real property, easements, rights of way, zoning restrictions, covenants, conditions, and restrictions of record, minor title defects, encroachments or matters that would be disclosed in an accurate survey and other similar encumbrances or charges, in each case that do not materially interfere with or impair the use or operation thereof; (m) licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business; (n) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness; (o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums and dividends, rebates and proceeds thereunder securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; (p) rights of setoff or bankers’ liens upon deposits of Cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; (q) Liens on Cash and Cash Equivalents that secure Cash Management Services; (r) Liens on Cash and Cash Equivalents that secure Indebtedness permitted pursuant to clause (s) of the definition of Permitted Indebtedness so long as such Cash and Cash Equivalents securing such obligations are limited to the greater of (i) ten percent (10%) of the hedged amount or (ii) such other amount as may be required by the regulated exchange, such as the Chicago Board of Trade, and Your existing brokers in connection with such hedging arrangement; (s) Liens that secure Subordinated Indebtedness; (t) Liens that secure Indebtedness permitted pursuant to clause (r) of the definition of Permitted Indebtedness and subject to an intercreditor agreement acceptable to Us; (u) other Liens as to which the aggregate amount of the obligations secured thereby does not exceed $100,000; (v) Cash collateral securing Your reimbursement obligations in connection with letters of credit issued to landlords in lieu of security deposits not to exceed $100,000 in the aggregate at any time in which You have used commercially reasonable efforts to provide Us with a subordinated security interest in the Collateral securing such letters of credit; (w) Liens granted by You to secure Indebtedness under the Agri-Energy Loan Agreement and the documents, agreements and instruments related thereto; and (x) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in the foregoing clauses, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.”

(e) Section 4.5 of the Security Agreement is hereby amended and restated in its entirety as follows:

“4.5 Litigation. Except as set forth on Schedule V (as such Schedule may be updated from time to time by delivery of written notice to Us for events occurring after the Closing Date), there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to Your knowledge, threatened against or affecting You or any of the business, property or rights of You.”

(f) Guarantor and Secured Party hereby agree that the Schedules to the Security Agreement are hereby amended, restated and replaced with the updated Schedules attached as Exhibit A hereto.

2. Representations and Warranties. Guarantor hereby represents and warrants to Secured Party that each of the representations and warranties contained in Section 4 of the Security Agreement is true and correct in all material respects as of the date hereof, except such representations and warranties that relate expressly to an earlier date, in which case they are true and correct in all material respects as of such earlier date, in each case, after giving effect to this Agreement and updating the Schedules to the Loan Agreement with the Schedules attached hereto as Exhibit A.

3. Conditions to Effectiveness. The satisfaction of the following shall constitute conditions precedent to the effectiveness of this Agreement:

(a) receipt by Secured Party of this Agreement duly executed by the parties hereto; and

(b) receipt by Secured Party of the updated Schedules attached hereto as Exhibit A, each in form and substance acceptable to Secured Party.

4. Recitals. The recitals to this Agreement shall constitute a part of the agreement of the parties hereto.

5. Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

6. Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and The Parties wish applicable state and federal laws to apply (rather than arbitration rules), The Parties desire that their disputes be resolved by a judge applying such applicable laws. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY

PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT.

7. Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

8. ANY AMENDMENT OF THIS AGREEMENT MAY ONLY BE ACCOMPLISHED THROUGH A DOCUMENT WITH SIGNATURES FROM EACH OF THE PARTIES HERETO.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered as of the date first above written.

“Guarantor”

AGRI-ENERGY, LLC

By:	/s/ David Glassner
Name:	David Glassner
Title:	President

“Secured Party”

TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal Srivastava
Name:	Sajal Srivastava
Title:	Chief Operating Officer